Exhibit 5.1

601 Lexington Avenue New York, NY 10022 +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

August 10, 2018

New York & Company, Inc.
330 West 34th Street, 9th Floor
New York, New York 10001

Ladies and Gentlemen:

We are acting as special counsel to New York & Company, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on August 10, 2018 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company. The Registration Statement relates to the sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of 40,000,000 shares of Common Stock, par value $0.001 per share, of the Company (the “Shares”) to be sold by the Company and certain stockholders of the Company (the “Selling Stockholders”).

In connection with the registration of the Shares, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

We have also assumed that:

(i) the Registration Statement will be effective and will comply with all applicable laws at the time the Shares are offered or issued as contemplated by the Registration Statement;

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(ii) a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Shares offered thereby and will comply with all applicable laws;

(iii) all Shares will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(iv) a definitive purchase, underwriting, or similar agreement, if applicable, with respect to any Shares offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(v) the Shares will be issued and sold in the form and containing the terms set forth in the Registration Statement and the appropriate Prospectus Supplement.

Based upon and subject to the foregoing qualifications, assumptions and limitations set forth below, we are of the opinion that:

1. With respect to the Shares to be issued and sold by the Company, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Shares, the terms of the offering thereof and related matters, (ii) the applicable definitive underwriting, purchase or similar agreement has been duly executed and delivered, and (iii) such Shares have been issued and delivered, with certificates representing such Shares having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement such Shares will have been duly authorized and validly issued and will be fully paid and non-assessable.

2. The Shares offered by the Selling Stockholder have been validly issued, and are fully paid and are non-assessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP